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                     FORM OF OPINION RE CERTAIN TAX MATTERS

          [The final form of this opinion will be filed pursuant to a Current Report on Form 8-K or a post-effective amendment to the Registration Statement in the event that Liquid Yield Option-TM- Notes are issued pursuant to the Registration Statement.]



                             _______________, 199__



Motorola, Inc.
1303 East Algonquin Road
Schaumburg, Illinois  60196

          Re:  Motorola, Inc.
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Motorola, Inc., a Delaware corporation (the "Company"), in connection with (i) the proposed issuance and sale by the Company of $__________ aggregate principal amount at maturity of Liquid Yield Option-TM- Notes due _____ (the "LYONs"-TM-) under an indenture (the "Indenture") between the Company and ____________________, as trustee, and (ii) the Company's Registration Statement on Form S-3 with respect to such issuance and sale filed with the Securities and Exchange Commission on October __, 1994 (the "Registration Statement").

          We are generally familiar with the proceedings to date in connection with the proposed issuance and sale of the LYONs and in order to express the opinion hereinafter stated, (a) we have examined copies of the form of the Indenture (and the form of the LYON which is a part thereof) filed as an exhibit to the Registration Statement, and (b) we have examined such other records and documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

          The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

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Motorola, Inc.
___________________, 199__
Page 2


          Based on the foregoing, the information in the Registration Statement under the caption "Certain Tax Aspects," while not purporting to discuss all possible income tax matters relating to the LYONs, to the extent that it constitutes a summary of Federal income tax matters relating to the LYONs, is correct in all material aspects.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm as special Federal income tax counsel to the Company under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof.

                              Very truly yours,